Exhibit 23.3




               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We  have  issued  our  reports  dated  September  16,  2004,   accompanying  the
consolidated financial statements and schedule of Bioenvision Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 2006, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.





/s/GRANT THORNTON LLP


New York, New York
December 13, 2006